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                                                                    EXHIBIT 99.1



                        eResearchTechnology, Inc. Reports
                      Fourth Quarter 2001 Operating Results

          Reports Net Income of $0.19 per Share in Fourth Quarter 2001



PHILADELPHIA, PA February 7, 2002/PR Newswire/--eResearchTechnology, Inc. (NASDAQ: ERES) (the "company") reported today its financial results for the fourth quarter and full year of 2001.

Net revenues for the three months ended December 31, 2001 were $7.8 million versus $7.3 million for the prior quarter ended September 30, 2001 and $6.9 million for the three months ended December 31, 2000. Overall the company reported net income of $1.3 million or $0.19 per share in the fourth quarter of 2001 compared to net income of $516,000 or $0.07 per share in the fourth quarter of 2000.

The company reported operating income of $664,000 in the fourth quarter of 2001, compared to an operating loss of $1.5 million in the fourth quarter of 2000. The operating loss for the fourth quarter of 2000 includes the write-off of $782,000 of costs associated with the contemplated initial public offering of stock in a subsidiary company (the "Offering"), which Offering was later withdrawn.

Net revenues for the year ended December 31, 2001 were $28.0 million versus $28.1 million for the year ended December 31, 2000. The company reported an operating loss of $447,000 for the year ended December 31, 2001 compared to an operating loss of $2.9 million for the year ended December 31, 2000, which includes the write-off of $782,000 of costs associated with the Offering. Overall, the company reported a net loss of $3.8 million or $0.54 per share for the year ended December 31, 2001, which includes an investment asset impairment charge of $5.7 million, compared to net income of $120,000 or $0.02 per share for the year ended December 31, 2000.


Company Financial Guidance

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

For 2002, the company expects revenue growth of approximately twenty-five percent for each quarter over the prior year's quarter. The company expects earnings per share will be between $0.06 and $0.09 for the first quarter and between $0.07 and $0.10 in the second quarter of 2002. With $18.4 million in cash and short-term investments at December 31, 2001, the company has sufficient capital on hand to complete this year's business plan and position the company for future growth.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com), is a provider of integrated software applications and technology consulting services to the pharmaceutical, biotechnology and medical device industries. The company offers Internet and other technology-based solutions designed to streamline the clinical trials process by enabling its customers to automate many parts of a clinical trial. The company is also a market leader in providing centralized core-diagnostic electrocardiographic services on a global basis.

Statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the Company's ability to obtain new contracts and accurately estimate net revenues and net income due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results can be found in the Company's Report on Form 10-K & 10-Q filed with the Securities and Exchange Commission (SEC).

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                   eResearchTechnology, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                  (in thousands, except per share information)
                                   (unaudited)


                                                 For the Three Months Ended             For the Year Ended
                                               December 31,       December 31,      December 31,       December 31,
                                                  2001               2000               2001               2000
                                               --------------------------------------------------------------------
Net revenues:
    Licenses                                    $  1,040           $  1,241           $  1,372           $  5,189
    Services                                       6,774              5,612             26,625             22,878
                                                --------           --------           --------           --------

Total net revenues                                 7,814              6,853             27,997             28,067
                                                --------           --------           --------           --------

Costs of revenues:
    Cost of licenses                                 167                229                576                721
    Cost of services                               3,245              3,483             12,388             13,296
                                                --------           --------           --------           --------

Total costs of revenues                            3,412              3,712             12,964             14,017
                                                --------           --------           --------           --------

Gross margin                                       4,402              3,141             15,033             14,050
                                                --------           --------           --------           --------

Operating expenses:
    Selling and marketing                          1,327              1,273              5,427              4,754
    General and administrative                     1,199              1,355              5,188              6,593
    Research and development                       1,212              1,190              4,865              4,840
    Write-off of registration costs                 --                  782               --                  782
                                                --------           --------           --------           --------

Total operating expenses                           3,738              4,600             15,480             16,969
                                                --------           --------           --------           --------

Operating income (loss)                              664             (1,459)              (447)            (2,919)
Interest income, net                                 106                657                941              1,770
Investment asset impairment charge                  (716)              --               (5,686)              --
Gain on sale of domestic CRO operations            1,190              1,867              1,422              2,114
                                                --------           --------           --------           --------

Income (loss) before income taxes                  1,244              1,065             (3,770)               965
Income tax provision (benefit)                       (71)               362               (112)               322
Minority interest dividend                          --                  187                116                523
                                                --------           --------           --------           --------

Net income (loss)                               $  1,315           $    516           $ (3,774)          $    120
                                                ========           ========           ========           ========

Basic and diluted net income (loss) per share   $   0.19           $   0.07           $  (0.54)          $   0.02
                                                ========           ========           ========           ========

                     Consolidated Balance Sheet Information
                            (in thousands, unaudited)

                                             December 31,         December 31,
                                                 2001                 2000
                                              -----------         ------------
Cash and Short-term Investments               $ 18,429            $ 18,157 *
Working Capital                                 20,689              21,189 *
Total Assets                                    41,000              53,964
Shareholders' Equity                            32,792              34,170

* Adjusted to reflect $9.5 million purchase of convertible preferred stock in subsidiary.